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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank Fawzi and Andre Simone, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of IntelePeer, Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date
/s/ KEITH OLSEN Keith Olsen	Director	August 3, 2011

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  Exhibit 24.2
POWER OF ATTORNEY